FIRST AMENDMENT TO THE
                            STOCK PURCHASE AGREEMENT

        THIS FIRST AMENDMENT to the Stock Purchase Agreement (the "Amendment") is entered into as of November 21, 1997, by and among TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation, or its permitted assigns ("TSI" or the "PURCHASER"), SHIP `N SHORE CRUISES, INC., a Florida corporation ("Ship `n Shore"), SNS COACHLINE, INC., an Alaska corporation ("Coachline"), CRUISE TIME, INC., a New York corporation ("Cruise Time"), CRUISE MART, INC., a Florida corporation ("Cruise Mart"), SNS TRAVEL MARKETING, INC., a Florida corporation ("SNS") (each of Ship `n Shore, Coachline, Cruise Time, Cruise Mart and SNS being referred to herein as a "Company" and, collectively, as the "Companies"), and NATALEE STUTZMAN.

                                 R E C I T A L S

        A. The parties hereto entered into a Stock Purchase Agreement (the "AGREEMENT") dated as of October 28, 1997.

        B. Section 12.1 of the Agreement provides that the Agreement may be amended by a written instrument executed by each of the parties thereto.

        C. The parties hereto desire to clarify the rights and obligations of the parties under the Agreement and amend the terms of the Agreement in the manner set forth in this Amendment.

                                A G R E E M E N T

        In consideration of the foregoing premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the parties hereto, intending to be bound legally, hereby agree as follows:

        1. The recitals set forth above are true and correct in all respects and are incorporated herein and made a part hereof.

        2. All capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Agreement.

        3. Section 1.2(a)(1) of the Agreement is hereby deleted in its entirety and replaced with the following:

                      "(1) Except for transfers to immediate family members
                  who agree to be bound by the restrictions set forth in this
                  SECTION 1.2 (or trusts for the benefit of family members of the Seller, the trustees of which so agree), during the period (the "POOLING RESTRICTION PERIOD") beginning on the date hereof and ending such time as financial statements covering at least thirty (30) days of post-acquisition combined operations of TSI and the Companies have been published (which Pooling Restriction Period shall not exceed six months), except as provided on
                  SCHEDULE 1.2 attached hereto, the Seller shall not sell, assign, exchange, transfer, distribute, pledge, encumber or otherwise dispose of (in each case, a "TRANSFER") any shares of TSI Stock received by the Seller hereunder. Following the Pooling Restriction Period, the Seller shall be free from the restrictions of this SECTION 1.2(A)(1) to transfer the shares of TSI Stock held by Seller, so long as such transfers are in accordance with the Future Sale Procedures set forth in
                  SECTION 1.2(A)(2). The certificates evidencing the TSI Stock delivered to the Seller pursuant to this Agreement shall bear a legend substantially in the form set forth below and containing such other information as TSI may deem necessary or appropriate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION, OTHER THAN IN ACCORDANCE WITH SECTIONS 1.2 AND 2.10 OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 28, 1997, BY AND AMONG ISSUER, SHIP `N SHORE CRUISES, INC., SNS COACHLINE, INC., CRUISE TIME, INC., CRUISE MART, INC., SNS TRAVEL MARKETING, INC. AND THE SELLER NAMED THEREIN. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATES SPECIFIED IN SUCH AGREEMENT.

         4. Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "11.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue until the one year anniversary of the Closing Date."

         5. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have each executed this Amendment as of the date first above-written.

                                 PURCHASER:

                                 TRAVEL SERVICES INTERNATIONAL, INC.:

                                 By: /s/ MICHAEL J. MORIARTY
                                     -----------------------
                                     Michael J. Moriarty, President and Chief
                                           Operating Officer

                                 SELLER:

                                 /s/ NATALEE STUTZMAN
                                 --------------------
                                 NATALEE STUTZMAN

                                 THE COMPANIES:

                                 SHIP `N SHORE CRUISES, INC.

                                 By: /s/ NATALEE STUTZMAN
                                     --------------------
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 SNS COACHLINE,  INC.

                                 By: /s/ NATALEE STUTZMAN
                                     --------------------
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 CRUISE TIME, INC.

                                 By:/s/ NATALEE STUTZMAN
                                    --------------------
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 CRUISE MART, INC.

                                 By:/s/ NATALEE STUTZMAN
                                    --------------------
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 SNS TRAVEL MARKETING, INC.

                                 By:/s/ NATALEE STUTZMAN
                                    --------------------
                                 Name:__________________________________________
                                 Title:_________________________________________

              ---------------------------------------------------


                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                      TRAVEL SERVICES INTERNATIONAL, INC.,


                           SHIP 'N SHORE CRUISES, INC.
                               SNS COACHLINE, INC.
                                CRUISE TIME, INC.
                                CRUISE MART, INC.
                           SNS TRAVEL MARKETING, INC.



                                       AND

                                NATALEE STUTZMAN







                          DATED AS OF OCTOBER 28, 1997


               ---------------------------------------------------

                                TABLE OF CONTENTS

                                                                    PAGE NO.

ARTICLE I
        1.1 Purchase and Sale of Capital Stock.............................1
        1.2 TSI Stock......................................................1

ARTICLE II
        2.1 Organization, Qualification, etc...............................1
        2.2 Subsidiaries...................................................1
        2.3 Capital Stock..................................................1
        2.4 Corporate Record Books.........................................1
        2.5 Title to Stock.................................................1
        2.6 Options and Rights.............................................1
        2.7 No Bonus Shares................................................1
        2.8 Predecessor Status, etc........................................1
        2.9 Spin-off by the Companies......................................1
        2.10 Agreement to Retain Shares....................................1
        2.11 Certain Accounting Matters....................................1
        2.12 Authorization, Etc............................................1
        2.13 No Violation..................................................1
        2.14 Financial Statements..........................................1
        2.15 Accounts Payable; Accounts Receivable; Customer
           Deposits........................................................1
        2.16 Employees.....................................................1
        2.17 Absence of Certain Changes....................................1
        2.18 Contracts.....................................................1
        2.19 True and Complete Copies......................................1
        2.20 Title and Related Matters.....................................1
        2.21 Litigation....................................................1
        2.22 Tax Matters...................................................1
        2.23 Compliance with Law and Applicable Government and
           other  Regulations..............................................1
        2.24 ERISA and Related Matters.....................................1
        2.25 Intellectual Property.........................................1
        2.26 Environmental Matters.........................................1
        2.27 Dealings with Affiliates......................................1
        2.28 Banking Arrangements..........................................1
        2.29 Insurance.....................................................1
        2.30 Consents......................................................1
        2.31 Investment Representations....................................1
        2.32 Inventories...................................................1
        2.33 Brokerage.....................................................1
        2.34 Improper and Other Payments...................................1

        2.35 Financial Condition at Closing................................1
        2.36 Disclosure....................................................1
        2.37 Significant Suppliers; Material Plans and
           Commitments.....................................................1

ARTICLE III
        3.1 Corporate Organization, etc....................................1
        3.2 Authorization, Etc.............................................1
        3.3 No Violation...................................................1
        3.4 Governmental Authorities.......................................1
        3.5 Issuance of TSI Stock..........................................1

ARTICLE IV
        4.1 Regular Course of Business.....................................1
        4.2 Amendments.....................................................1
        4.3 Capital Changes; Pledges.......................................1
        4.4 Dividends......................................................1
        4.5 Capital and Other Expenditures.................................1
        4.6 Cash and Cash Equivalents......................................1
        4.7 Borrowing; RELEASE OF GUARANTEE................................1
        4.8 Other Commitments..............................................1
        4.9 Interim Financial Information..................................1
        4.10 Full Access and Disclosure....................................1
        4.11 Confidentiality...............................................1
        4.12 Breach of Agreement...........................................1
        4.13 Fulfillment of Conditions Precedent...........................1

ARTICLE V..................................................................1
        5.1 Confidentiality................................................1
        5.2 Full Access and Disclosure.....................................1

ARTICLE VI
        6.1 Further Assurances.............................................1
        6.2 Pooling Accounting; Tax Matters................................1
        6.3 Agreement to Defend............................................1
        6.4 Consents.......................................................1
        6.5 No Solicitation or Negotiation.................................1
        6.6 No Termination of Seller's Obligations by
           Subsequent  Incapacity, Etc.....................................1
        6.7 Employment Agreements..........................................1
        6.8 Public Announcements...........................................1
        6.9 Deliveries After Closing.......................................1
        6.10 Non-Competition Covenant......................................1
        6.11 Non-disclosure; Confidentiality...............................1
        6.12 Registration Rights...........................................1
        6.13 Affiliates; Pooling Agreements................................1

        6.14 Advice of Changes.............................................1

ARTICLE VII
        7.1 Representations and Warranties; Covenants and
           Agreements......................................................1
        7.2 No Injunction..................................................1
        7.3 Third Party Consents...........................................1
        7.4 Regulatory Approvals...........................................1
        7.5 No Material Adverse Change.....................................1
        7.6 Accountants' Letter............................................1
        7.7 Opinion of Seller's Counsel....................................1
        7.8 Employment Agreements..........................................1
        7.9 Delivery of the Company Share Certificates.....................1
        7.10 Creditor Consents.............................................1
        7.11 Affiliate Agreements..........................................1
        7.13  Lease of Facility............................................1
        7.13 Certificate of Insurance......................................1

ARTICLE VIII
        8.1 Representations and Warranties; Performance....................1
        8.2 No Injunction..................................................1
        8.3 Purchase Consideration.........................................1
        8.4 Employment Agreements..........................................1
        8.5 Loan Commitment................................................1

ARTICLE IX
        9.1 Closing........................................................1
        9.2 Closing Deliveries.............................................1

ARTICLE X
        10.1 Methods of Termination........................................1
        10.2 Procedure Upon Termination....................................1

ARTICLE XI
        11.1 Survival......................................................1
        11.2 Indemnification by the Seller.................................1
        11.3 Indemnification by the Purchaser..............................1
        11.4 Third-Party Claims............................................1

ARTICLE XII
        12.1 Amendment and Modification....................................1
        12..2 Entire Agreement.............................................1
        12..3 Certain Definitions..........................................1
        12.4 Notices.......................................................1
        12.5 Exhibits and Schedules........................................1
        12.6 Waiver of Compliance; Consents................................1

        12.7 Assignment....................................................1
        12.8 Governing Law.................................................1
        12.9 Consent to Jurisdiction; Service of Process...................1
        12.10 Injunctive Relief............................................1
        12.11 Headings.....................................................1
        12.12 Pronouns and Plurals.........................................1
        12.13 Construction.................................................1
        12.14 Dealings in Good Faith; Best Efforts.........................1
        12.15 Binding Effect...............................................1
        12.16 Delays or Omissions..........................................1
        12.17 Severability.................................................1
        12.18 Expenses.....................................................1
        12.19 Attorneys' Fees..............................................1
        12.20 Counterparts.................................................1

                                    SCHEDULES



1.2          Allowed Pledge of  TSI Shares
2.1          Jurisdictions of Qualification
2.2          Subsidiaries; Investments; Interests
2.13         Violations; Third Party Consents
2.14(a)      Additional Liabilities
2.14(b)      Liabilities covered by Insurance
2.15(a)      Accounts Payable
2.15(b)      Accounts Receivable
2.15(c)      Customer Deposits
2.16         Employee Matters
2.18(a)      Contracts
2.20         Real and Personal Property
2.21         Litigation
2.23(a)      Permits and Licenses
2.23(b)      Industry Affiliations and Memberships
2.24         ERISA, Benefit Plans and Other Matters
2.25(d)      Software
2.26         Environmental Matters
2.27         Affiliated Transactions
2.28         Banking Arrangements
2.29         Insurance
2.30         Consents; Regulatory Approvals
2.31         Significant Customers and Material Plans and Commitments
6.13         Affiliates
7.4          Regulatory Approvals
7.10         Creditor Consents

EXHIBITS

2.1     The Companies' Articles of Incorporation, as amended, and By-laws
2.14    Financial Statements
6.7     Form of Employment Agreement
6.13    Form of Affiliate Letter Agreement
7.7     Opinion of Seller's Counsel

        STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of October 28, 1997, by and among TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation, or its permitted assigns ("TSI" or the "PURCHASER"), SHIP 'N SHORE CRUISES, INC., a Florida corporation ("Ship 'n Shore"), SNS COACHLINE, INC., an Alaska corporation ("Coachline"), CRUISE TIME, INC., a New York corporation ("Cruise Time"), CRUISE MART, INC., a Florida corporation ("Cruise Mart"), SNS TRAVEL MARKETING, INC., a Florida corporation ("SNS") (each of Ship 'n Shore, Coachline, Cruise Time, Cruise Mart and SNS being referred to herein as a "Company" and, collectively, as the "Companies"), and NATALEE STUTZMAN, who constitutes the holder of all of the issued and outstanding shares of capital stock of each of the Companies (the "SELLER").

        WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of each of the Companies;

        WHEREAS, TSI desires to purchase and acquire from the Seller, and the Seller desires to sell, transfer and deliver to TSI, all of the issued and outstanding shares of capital stock of each of the Companies, upon the terms and subject to the conditions set forth herein;

        WHEREAS, upon the closing of the transactions contemplated by this Agreement, the Companies shall be and become a wholly-owned subsidiaries of TSI;

        WHEREAS, for federal income tax purposes, it is intended that the transaction will qualify as a reorganization under the provisions of Section 368(a) (1)(B)of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, for financial accounting purposes, it is intended that the transaction will be accounted for as a pooling of interests transaction under GAAP (as defined in SECTION 12.3); and

        NOW, THEREFORE, for and in consideration of the mutual benefits to be derived hereby and the premises, representations, warranties, covenants and agreements herein contained, TSI, Seller and each of the Companies hereby agree, intending to be legally bound, as follows:

                                    ARTICLE I

                            PURCHASE OF CAPITAL STOCK

        1.1 PURCHASE AND SALE OF CAPITAL STOCK .

               Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept delivery from Seller, all of the issued and outstanding shares of capital stock (the "COMPANY Shares"), of each of the Companies.

               Upon the sale, transfer and delivery to the Purchaser by the Seller of the Company Shares at the Closing (as such term is defined in SECTION 9.1 hereof), and in consideration therefor, TSI shall deliver to the Seller Certificates evidencing that number of shares of Common Stock, par value $.01 per share, of TSI (the "TSI STOCK") determined by dividing (i) $10,550,000, by (ii) the average closing price of a share of TSI Stock as quoted on the Nasdaq National Market for the five consecutive trading days which immediately precede the date of this Agreement, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition).

        1.2 TSI STOCK. The Purchaser shall issue the TSI Stock to the Seller subject to the conditions and restrictions set forth in this SECTION 1.2.

               (a)    Restrictions on Transfer

                      (1) Except for transfers to immediate family members who
               agree to be bound by the restrictions set forth in this SECTION
               1.2 (or trusts for the benefit of family members of the Seller, the trustees of which so agree), during the period (the "POOLING RESTRICTION PERIOD") beginning on the date hereof and ending such time as financial statements covering at least thirty (30) days of post-acquisition combined operations of TSI and the Companies have been published, except as provided on SCHEDULE 1.2 attached hereto, the Seller shall not sell, assign, exchange, transfer, distribute, pledge, encumber or otherwise dispose of (in each case, a "TRANSFER") any shares of TSI Stock received by the Seller hereunder. Following the Pooling Restriction Period, the Seller, in the aggregate, may transfer up to 50% of the shares of TSI Stock, so long as such transfer is in accordance with the Future Sale Procedures set forth in SECTION 1.2(A)(2). Following the date which is six (6) months after the Closing Date, the Seller shall be free from the restrictions of this SECTION 1.2(A)(1) to transfer the remaining shares of TSI Stock held by such Seller, so long as such transfers are in accordance with the Future Sale Procedures set forth in SECTION 1.2(A)(2). The certificates evidencing the TSI Stock delivered to the Seller pursuant to this Agreement shall bear a legend substantially in the form set forth below and containing such other information as TSI may deem necessary or appropriate:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION, OTHER THAN IN ACCORDANCE WITH SECTIONS 1.2 AND 2.10 OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER __, 1997, BY AND AMONG ISSUER, SHIP 'N SHORE CRUISES, INC., SNS COACHLINE, INC., CRUISE TIME, INC., CRUISE MART, INC., SNS TRAVEL MARKETING, INC. AND THE SELLER NAMED THEREIN. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS

                      RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATES SPECIFIED IN SUCH AGREEMENT.

                      (2) Except for transfers to family members who agree to
               bound by the restrictions set forth in this SECTION 1.2 (or trusts for the benefit of the Seller or their family members, the trustees of which so agree), regardless of whether or not transfers of such shares are restricted pursuant to the terms of subsection (1) above, during the two-year period commencing on the Closing Date, none of the Seller shall sell, assign, exchange, transfer, distribute or otherwise dispose of, in any transaction or series of transactions, more than 5,000 shares of TSI Stock (in either case, a "Future Sale"), except in accordance with this SECTION 1.2(A)(2). If Seller desires to make a Future Sale, the Seller shall first provide written notice thereof to TSI. Promptly after receipt of such notice by TSI, TSI shall designate in writing to the Seller the names and other pertinent information of at least two investment banks or market makers who actively make a market of TSI's stock and through whom the Future Sale may be made (subject to the volume restrictions in (i) above); PROVIDED, HOWEVER, that the terms of such Future Sale (including commissions) shall be competitive with what Seller would receive in the absence of this SECTION 1.2(A)(2) from a non-discount brokerage firm.

                      (3) No Seller shall transfer any shares of the TSI Stock
               at any time if such transfer would constitute a violation of any federal or state securities or "blue sky" laws, rules or regulations (collectively, "SECURITIES LAWS"), or a breach of the conditions to any exemption from registration of the TSI Stock under any such Securities Laws, or a breach of any undertaking or agreement of Seller entered into with TSI pursuant to such Securities Laws or in connection with obtaining an exemption thereunder, and TSI shall not transfer upon its books any shares of TSI Stock unless prior thereto TSI shall have received an opinion of counsel to Seller, in form and substance satisfactory to TSI, of counsel, reasonably satisfactory to TSI, that such transfer is in compliance with this SECTION 1.2 and the Securities Laws.

                      (4) For purposes of this Agreement (and the restrictions
               set forth in this SECTION 1.2), the term "TSI Stock" shall mean and include (i) the shares of TSI Stock issued, granted, conveyed and delivered to Seller pursuant to SECTION 1.1 hereof (the "PRIMARY SHARES"), and (ii) any and all other or additional shares of capital stock of TSI issued or delivered by TSI with respect to the shares of TSI Stock described in clause (i) hereof, including without limitation any shares of capital stock of TSI issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction (the "ADDITIONAL SHARES").

               (b) REPRESENTATIONS. Seller understands that, in connection with the issuance of the TSI Stock, TSI is relying upon the representations and warranties being made by Seller to TSI in SECTION 2.31 hereof.

                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANIES

        The Seller and each of the Companies, jointly and severally, make the following representations and warranties to the Purchaser, each of which shall be deemed material (and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding independent investigation, if any):

        2.1 ORGANIZATION, QUALIFICATION, ETC.

               (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (which are set forth on SCHEDULE 2.1 attached hereto) with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets.

               (b) Each of the Companies is duly qualified or licensed to do business in good standing in the jurisdictions set forth on SCHEDULE 2.1 attached hereto, those being every jurisdiction in which the conduct of such Company's business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified, registered or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect (as defined in SECTION 12.3).

               (c) True, complete and correct copies of each of the Companies' articles of incorporation and by-laws, as presently in effect, are attached hereto as EXHIBIT 2.1.

        2.2 SUBSIDIARIES. Except as set forth on SCHEDULE 2.2, none of the Companies has any Subsidiaries (as defined in SECTION 12.3) nor any investment or other interest in, or any outstanding loan or advance to or from, any Person (as defined in SECTION 12.3), including any officer, director, shareholder or Affiliate (as defined in SECTION 12.3).

        2.3 CAPITAL STOCK. SCHEDULE 2.3 attached hereto sets forth as of the date hereof the authorized capital stock of each of the Companies. The stock record books of each of the Companies have been delivered to the Purchaser for inspection prior to the date hereof and is complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and canceled. The Company Shares constitute all of the issued and outstanding shares of capital stock of each of the Companies; and all of the Company Shares are owned beneficially and of record by the Seller.

        2.4 CORPORATE RECORD BOOKS. The corporate minute books of the Companies have been made available to the Purchaser, are complete and correct and contain all of the proceedings of the shareholders and directors of each of the Companies.

        2.5 TITLE TO STOCK. All of the issued and outstanding shares of the capital stock of the Companies are, and immediately prior to the transfer to Purchaser at the Closing will be, owned by the Seller (as set forth on SCHEDULE
1.1 hereto), are duly authorized, validly issued and fully paid, nonassessable, and are free of all Liens (as defined in SECTION 12.3). Upon delivery of the purchase price to the Seller at the Closing, Seller will convey, and the Purchaser will own and hold, good and marketable title to the Company Shares immediately prior to the Closing owned by Seller, free and clear of all Liens or contractual restrictions or limitations whatsoever.

        2.6 OPTIONS AND RIGHTS. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which any of the Companies is bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. There are no agreements, arrangements or understandings between the Seller and/or any of the Companies and any other Person (as defined in SECTION 12.3) regarding the Company Shares (or the transfer, disposition, holding or voting thereof). The Seller does not have, or hereby waives, any preemptive or other right to acquire shares of Company Shares that the Seller has or may have had on the date hereof.

        2.7 NO BONUS SHARES. None of the Company Shares were issued pursuant to awards, grants or bonuses.

        2.8 PREDECESSOR STATUS, ETC.. There are no predecessor companies of any of the Companies, nor have any of the Companies acquired material assets of another entity. None of the Companies have at any time been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

        2.9 SPIN-OFF BY THE COMPANIES. There has not been any sale or spin-off of materials assets of any of the Companies, any subsidiary thereof or any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Company within the preceding two (2) years.

        2.10   AGREEMENT TO RETAIN SHARES.

               (a) Seller agrees not to transfer, sell or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Seller's risk relative to, any of the Company Shares (except for the conversion into TSI Stock in the transactions contemplated hereby) or TSI Stock held by Seller or on Seller's behalf, whether owned on the date hereof or after acquired, within the thirty (30) days prior to the Closing Date.

               (b) Seller further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Seller's risk relative to, any TSI Stock held by Seller or on the Seller's behalf or received by the Seller or on the Seller's behalf in or as a result of the transactions contemplated hereby or otherwise, until after the date (the "Expiration

Date") that is the earlier of the date that TSI shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Securities and Exchange Commission (the "SEC"), a report filed with the Commission on Form 10-K, 10-Q or 8-K, or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of TSI and the Companies for a period of at least thirty (30) days of combined operations of TSI and the Companies following the Closing Date.

        2.11 CERTAIN ACCOUNTING MATTERS. To their knowledge, Neither the Seller, nor any of the Companies, nor any of their affiliates, have taken or agreed to take any action that (without regard to any action taken or agreed to be taken by TSI or any of its affiliates) would prevent TSI from accounting for the transactions contemplated hereby as pooling of interests business combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

        2.12 AUTHORIZATION, ETC. Each of the Companies has full power and authority and the Seller has full capacity to enter into this Agreement and the agreements and documents contemplated hereby and perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of each of the Companies and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. The Seller is entering into this Agreement on the Seller's own volition, free from any undue influence or coercion. Upon execution and delivery of this Agreement by the parties hereto this Agreement and all other agreements contemplated hereby shall constitute the legal, valid and binding obligation of each of the Companies and the Seller party hereto, enforceable against each such party in accordance with their respective terms.

        2.13 NO VIOLATION. The execution and delivery by each of the Companies and the Seller of this Agreement, and any and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Companies and the Seller do not and will not, except as set forth on SCHEDULE 2.13 attached hereto, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of any of the Companies pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or Authority (as defined in SECTION 12.3) pursuant to, the articles of incorporation or by-laws of any of the Companies or any Regulation (as defined in SECTION 12.3), Order (as defined in SECTION 12.3) or Contract (as defined in SECTION 12.3) to which any of the Companies or the Seller is subject. The Companies and the Seller will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        2.14 FINANCIAL STATEMENTS. Attached as EXHIBIT 2.14 hereto are the following financial statements of each of the Companies prepared on a cash basis applied on a consistent basis: (i) statements of assets and liabilities arising from cash transactions for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (referred to herein as the "BALANCE SHEETS"),
(ii) statements of revenues and expenses arising from cash transactions for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 (referred to herein as the "STATEMENTS OF REVENUES AND Expenses"), and (iii) statements of assets and liabilities arising from cash transactions, statement of revenues and expenses arising from cash transactions for the eight months ended August 31, 1997 (collectively, together with the Balance Sheets and the Statements of Revenues and Expenses, referred to herein as the "FINANCIAL STATEMENTS"). The statements of assets and liabilities arising from cash transactions included in the Financial Statements reasonably reflect on a cash basis the financial position of such Company at the respective dates thereof, and the statements of revenues and expenses arising from cash transactions included in the Financial Statements (x) reasonably reflect on a cash basis the results of operations for the periods therein referred to, and (y) reasonably reflect on a cash basis the financial condition of such Company at the respective date of, and for the period covered by, such statements. Except as set forth on SCHEDULE 2.14(A) attached hereto, none of the Companies have any liability, whether accrued, absolute or contingent, of a type required to be reflected on a balance sheet or described in the notes thereto in accordance with GAAP, other than (i) liabilities which have been reflected or reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since August 31, and (iii) liabilities covered by insurance or reinsurance (a complete and detailed description of which is provided in SCHEDULE 2.14(B)).

        2.15 ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE; CUSTOMER DEPOSITS. SCHEDULE 2.15(A) sets forth a complete list of each Company's accounts payable and accrued expense as of September 30, 1997. The accounts receivable of each of the Companies reflected on SCHEDULE 2.15(B) attached hereto on the date hereof are good and collectible except to the extent reserved against in the Financial Statements (which reserves have been determined based upon actual prior experience and are consistent with prior practice). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims. The customer deposits for future travel are either (i) held by the Companies in cash or cash receivables or (ii) held by the cruise line providing such travel. The customer deposits of the Companies are held as set forth on SCHEDULE 2.15(C).

        2.16 EMPLOYEES. The Companies have delivered to TSI an accurate list (which is set forth on SCHEDULE 2.16) showing all officers, directors and key employees of the Companies, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the end of such Company's most recent fiscal year (the "BALANCE SHEET DATE") and (ii) as of the date hereof. Each of the Companies has provided to TSI true, complete and correct copies of any employment agreements for persons listed on SCHEDULE 2.16. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices, except as set forth on SCHEDULE 2.16. Except as set forth on SCHEDULE 2.16, Seller is not related by blood or marriage to, or otherwise affiliated with, any person listed on SCHEDULE 2.16.

        As of the date hereof, each of the Companies has approximately than number of employees shown on SCHEDULE 2.16 attached hereto. The Companies have been for the past four years, and currently are, in compliance with all Federal, State and local Regulations and Orders affecting employment and employment practices of the Companies (including those Regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. Except as set forth on SCHEDULE 2.16, (i) the Companies are not bound by or subject to (and none of their assets or properties are bound by or subject to) any arrangement with any labor union, (ii) no employees of any of the Companies are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the Companies' knowledge, threatened labor dispute involving any of the Companies and any group of its employees nor has any of the Companies experienced any labor interruptions over the past three years. The Companies believe their relationships with employees to be good.

        2.17 ABSENCE OF CERTAIN CHANGES. Since September 30, 1997, there has not been (a) any Material Adverse Change (as defined in SECTION 12.3) in the business, prospects, financial condition, revenues, expenses, accounts receivable, accounts payable or operations of any of the Companies; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to any of the Companies' properties and business; (c) any payment by any of the Companies to, or any notice to or acknowledgment by any of the Companies of any amount due or owing to, any of the Companies' carrier in connection with any liabilities under health insurance covering employees of such Company, in each case, in excess of a reserve therefor on the balance sheet for the fiscal year ended December 31, 1996 included in the Financial Statements; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of any of the Companies' capital stock, or any redemption or other acquisition of such capital stock by any of the Companies; (e) any increase in the rate of compensation or in the benefits payable or to become payable by any of the Companies to its directors, officers, employees or consultants; (f) any amendment, modification or termination of any existing, or entering into any new, Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of any of the Companies; (g) any entry into any material Contract not in the ordinary course of business, including without limitation relating to any borrowing or capital expenditure; (h) any disposition by any of the Companies of any material asset; (i) any adverse change in the sales patterns, pricing policies, accounts receivable or accounts payable relating to any of the Companies; (j) any write-down of the value of any inventory having an aggregate value in excess of $5,000, or write-off, as uncollectible, of any notes, trade accounts or other receivables having an aggregate value in excess of $5,000; or (k) any change by any of the Companies in accounting methods or principles. There has not been any material change in the cash and cash equivalents of any of the Companies from the amounts shown on such Company's balance sheet as of September 30, 1997 included in the Financial Statements.

        2.18   CONTRACTS.

               (a) Each of the Companies has listed on SCHEDULE 2.18(A) all written and oral contracts, commitments and similar agreements to which such Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant suppliers, customers, joint venture or partnership agreements, contracts with any labor organizations and strategic alliances), (a) in existence as of September 30, 1997 and (b) entered into since September 30, 1997, and in each case has delivered true, complete and correct copies of such agreements to TSI. The Companies' written or oral material contracts, commitments and similar agreements include but are not limited to, the following (if any):

                        (i) pension, profit sharing, bonus, retirement, stock
                option, stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in SCHEDULE 2.24 hereto), or any Contract with any labor union;

                        (ii) employment, consultation or other compensation
                Contracts, which is not terminable on notice of 60 days' or less by such Company without penalty or other financial obligation (and, except as set forth on SCHEDULE 2.18(A), no officer or employee of any of the Companies receives total salary, bonus and other compensation from any of the Companies (singularly or in combination with any of the other Companies) of $35,000.00 or more per annum).

                        (iii) Contracts containing covenants or agreements
                limiting the freedom of any of the Companies or any of its employees to compete in any line of business presently conducted by such Company with any Person or to compete in any such line of business in any area;

                        (iv) Contracts with the Seller or with any affiliate or
                relative of the Seller (except for any Contract disclosed in SCHEDULE 2.18(A) pursuant to clauses (ii) or (iii) of this
                SECTION 2.18(A));

                        (v) Contracts relating to or providing for loans to
                officers, directors, employees or Affiliates;

                        (vi) Contracts under which any of the Companies have
                advanced or loaned, or is obligated to advance or loan, funds to any Person;

                        (vii) Contracts relating to the incurrence, assumption
                or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of any of the Companies;

                        (viii) guarantees or endorsements of any obligation;

                        (ix) Contracts under which any of the Companies is
                lessee of or holds or operates any property, real or personal, owned by any other party;

                        (x) Contracts pursuant to which any of the Companies is
                lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by any of the Companies;

                        (xi) assignments, licenses, indemnifications or
                Contracts with respect to any intangible property (including, without limitation, any Proprietary Rights (as defined in SECTION 12.3 hereto));

                        (xii) warranty Contracts with respect to its services
                rendered (or to be rendered);

                        (xiii) Contracts or lease for, or with, any telephone
                switch, long distance or toll-free telephone providers;

                        (xiv) Contracts with central reservation systems ("CRS")
                (i.e., SABRE, APOLLO, SYSTEM ONE, etc.);

                        (xv) override agreements with travel agencies, other
                customers or suppliers;

                        (xvi) Contracts which prohibit, restrict or limit in any
                way the payment of dividends or distributions by any of the Companies;

                        (xvii) Contracts under which any of the Companies have
                granted any Person any registration rights (including piggyback rights) with respect to any securities;

                        (xviii) Contracts for the purchase, acquisition or
                supply of inventory and other property and assets, whether for resale or otherwise;

                        (xix) Contracts with independent agents, brokers,
                dealers or distributors;

                        (xx) sales, commissions, advertising or marketing
                Contracts;

                        (xxi) Contracts providing for "take or pay" or similar
                unconditional purchase or payment obligations;

                        (xxii) Contracts with Persons with which, directly or
                indirectly, the Seller also has a Contract;

                        (xxiii) Governmental Contracts subject to
                redetermination or renegotiation; or

                        (xxiv) any other Contract which is material to any of
                the Companies' operations or business prospects, except those which (x) were made in the ordinary course of business, and (y) are terminable on 30 days' or less notice by such Company without penalty or other financial obligation.

               (b) Except as set forth on SCHEDULE 2.13, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                (c) Each of the Companies has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any Contract listed on SCHEDULE 2.18(A); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which such Company is subject (including without limitation all performance bonds, warranty obligations or otherwise); none of the Companies has any present expectation or intention of not fully performing all such obligations; none of the Companies has any knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

        2.19 TRUE AND COMPLETE COPIES. Copies of all Contracts and documents delivered and to be delivered hereunder by the Seller or the Companies are and will be true and complete copies of such agreements, contracts and documents.

        2.20   TITLE AND RELATED MATTERS.

               (a) Each of the Companies has good and marketable title to all of the properties and assets reflected in the balance sheets included in the Financial Statements or acquired after the date thereof and for properties sold or otherwise disposed of since the date thereof in the ordinary course of business, free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheets included in Financial Statements or the notes thereto.

               (b) Each of the Companies owns, and will on the Closing Date own, good and marketable title to all the personal property and assets, tangible or intangible, used in its business except as to those assets leased, all of which leases are in good standing and no party is in default thereunder. None of the assets belonging to or held by each of the Companies is or will be on the Closing Date subject to any (i) Contracts of sale or lease, or (ii) Liens. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by each of the Companies in the conduct of its business is in good operating condition and repair, ordinary wear and tear excepted.

               (c) There has not been since September 30, 1997, and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by any of the Companies of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser. After the Closing, the Companies, as wholly-owned subsidiaries of the Purchaser, will own, or have the unrestricted right to use, all properties and assets that are currently used in connection with the business of the Seller.

                (d) SCHEDULE 2.20 attached hereto sets forth a description of all real and personal property owned or leased by each of the Companies.

        2.21 LITIGATION. Except as set forth on SCHEDULE 2.21, there is no Claim (as defined in SECTION 12.3) pending or, to the best knowledge of Seller and each of the Companies, threatened against any of the Seller or the Companies which, if adversely determined, would have a Material Adverse Effect on any of the Companies. Nor is there any Order outstanding against any of the Seller or the Companies having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on the Companies.

        2.22   TAX MATTERS.

        (a) Each of the Companies has filed all federal, state, and local tax reports, returns, information returns and other documents (collectively, the "TAX RETURNS") required to be filed with any federal, state, local or other taxing authorities (each a "TAXING AUTHORITY", collectively, the "TAXING AUTHORITIES") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "TAXES") and in accordance with all tax sharing agreements to which the Seller or any of the Companies may be a party. All Taxes required or anticipated to be paid for all periods prior to and including the Closing Date have been paid, including any of the Companies' Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by any of the Companies have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of any of the Companies except for liens for Taxes not yet due and payable. Neither the Seller nor any of the Companies has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Code.

        (b) No audit of any of the Companies or any of the Companies' Tax Returns by any Taxing Authority is currently pending or threatened, and no issues have been raised by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to any of the Companies which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of each of the Companies on the Tax Returns filed by or on behalf of each of the Companies for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Purchaser, state accurately the information requested with respect to each of the Companies and such information was derived from the books and records of each of the Companies.

               (c) None of the Companies has made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

               (d) The Seller shall cause each of the Companies to file all Tax Returns and reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Closing Date (a "PRE-CLOSING TAX RETURN"), and each of the Companies shall pay all Taxes due in respect of such Pre-closing Tax Returns to the appropriate Taxing Authority; and each of the Companies shall pay all costs associated with the preparation thereof.

        2.23 COMPLIANCE WITH LAW AND APPLICABLE GOVERNMENT AND OTHER REGULATIONS. Each of the Companies is presently complying in respect of its operations, equipment, practices, real property, plants, laboratories, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of any of the Companies are there any Claims threatened, nor has the Seller received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over any of the Companies, including any requirement of OSHA or any pollution and environmental control agency (including air and water).

               (a) SCHEDULE 2.23(A) attached hereto sets forth all permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "PERMITS") from all Federal, state, local and foreign governmental regulatory bodies held by each of the Companies. The Permits listed on SCHEDULE 2.23(A) are the only Permits that are required for each of the Companies to conduct its business as presently conducted, except for those the absence of which would not have any Material Adverse Effect on any of the Companies. Each such Permit is in full force and effect and, to the best of the knowledge of each of the Companies, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

               (b) SCHEDULE 2.23(B) attached hereto sets forth all industry affiliations and membership in industry groups (e.g., International Association of Travel Agents ("IATA"), Airline Reporting Corporation ("ARC"), etc.) of the Seller and/or any of the Companies. Neither any of the Companies nor the Seller are in violation of any Regulation, rule or requirement of such affiliations or memberships. Except as set forth on SCHEDULE 2.23(B), consent of any such industry group is required for any of the Companies and the Seller to consummate the transactions contemplated by this Agreement.

        2.24 ERISA AND RELATED MATTERS.

               (a) BENEFIT PLANS; OBLIGATIONS TO EMPLOYEES. Except as set forth in SCHEDULE 2.24 hereto, neither the Companies, nor any ERISA Affiliate of the Companies, is a party to or participates in or has any liability or contingent liability with respect to:

                      (i)    any "employee welfare benefit plan" or
"employee pension benefit plan" or "multi-employer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                      (ii)   any retirement or deferred compensation
plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                      (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability.

                      Any plan, arrangement or agreement required to be listed on SCHEDULE 2.24 for which the Seller or any ERISA Affiliate of the Seller may have any liability or contingent liability is sometimes hereinafter referred to as a "BENEFIT Plan". For purposes of this Section, the term "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with any of the Companies would be deemed a "SINGLE EMPLOYER" within the meaning of Section 4001(b)(i) of ERISA.

               (b) PLAN DOCUMENTS AND REPORTS. A true and correct copy of each of the Benefit Plans listed on SCHEDULE 2.24, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been supplied to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Benefit Plan has been supplied to the Purchaser by the Companies, and there have been no material changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

               (c) COMPLIANCE WITH LAWS; LIABILITIES. As to all Benefit Plans, except as otherwise specified on SCHEDULE 2.24, each of the Companies is in compliance in all material respects with the terms of all Benefit plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other laws and regulations applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Companies nor any ERISA Affiliate of the Companies has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in each of the Companies' balance sheet for the fiscal year ended December 31, 1996 included in Financial Statements provided to the Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the closing date.

        2.25   INTELLECTUAL PROPERTY.

               (a) None of the Companies have any registered trade name, service mark, patent, copyright or trademark related to its business.

               (b) Each of the Companies has the right to use each Proprietary Right listed in SCHEDULE 2.25, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the best knowledge of the Seller, threatened, against the Seller or any of the Companies that its use of any of the Proprietary Rights listed on SCHEDULE 2.25 infringes the rights of any Person. The Seller has no knowledge of any conflicting use of any of such Proprietary Rights.

               (c) None of the Companies is a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right and there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of its business.

               (d)    INTERNAL SOFTWARE APPLICATIONS.

                      (i) SOFTWARE APPLICATIONS. The current software applications used by the Companies in the operation of its business are set forth and described on SCHEDULE 2.25(D) hereto (the "SOFTWARE"). All of the Software used by the Companies is year 2000 compliant.

                      (ii)   OWNED SOFTWARE.   There is no Software that
has been designed or developed by any of the Companies' management information or development staff or by consultants on the Companies' behalf.

                      (iii) LICENSED SOFTWARE. The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by the Companies legitimately.

                      (iv)   NO ERRORS; NONCONFORMITY.  Each of the
Companies warrants that, to its knowledge, the Software is free from any significant software defect or programming or documentation error. The Software operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof.

         2.26 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 2.26: (a) neither any of the Companies' business nor the operation thereof violates any applicable Environmental Law (as defined in SECTION 12.3) and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a claim against any of the Companies or the Purchaser or creates or could create a liability or loss for any of the Companies or the Purchaser) which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) each of the Companies is in possession of all Environmental Permits (as defined in SECTION 12.3) required under any applicable Environmental Law for the conduct or operation of such Company's business (or any part thereof), and each of the Companies is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) none of the Companies has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any property or facility now or previously owned, leased or operated by any of the Companies except for inventories of chemicals which are used or to be used in the ordinary course of such Company's business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) none of the Companies has received any notice from any Authority or any private Person that such Company's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any property or facility now or previously owned, leased or operated by such Company, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) none of the Companies is the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by any of the Companies; (f) none of the Companies has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any property or facility now or previously owned, leased or operated by such Company or any property adjacent thereto; (g) no by-products of any manufacturing or mining process employed in the operation of the Companies' business which may constitute pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located on any property or facility now or previously owned, leased or operated by any of the Companies or any property adjacent thereto; (h) no property or facility now or previously owned, leased or operated by any of the Companies, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up;
(i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now or previously owned, leased or operated by any of the Companies; (j) none of the Companies has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against any of the Companies for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (k) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by any of the Companies. Each of the Companies has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

        2.27 DEALINGS WITH AFFILIATES. SCHEDULE 2.27 hereto sets forth a complete list, including the parties, of all oral or written agreements and arrangements to which any of the Companies is, will be or has been a party, at any time from January 1, 1992 to the Closing Date, and to which any one or more Affiliates is also a party.

        2.28 BANKING ARRANGEMENTS. SCHEDULE 2.28 attached hereto sets forth the name of each bank in or with which any of the Companies has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as set forth on
SCHEDULE 2.28 attached hereto, none of the Companies has any liability or obligation relating to funds or money borrowed by or loaned to any of the Companies (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

        2.29 INSURANCE. SCHEDULE 2.29 attached hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by the Companies as of the date hereof, as well as a schedule of Claims filed with each of the Companies' current insurance carriers, including a history of such Claims and a description and estimated dollar amount of any unresolved Claims. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Neither the Companies nor the Seller know of any state of facts, or of the occurrence of any event which might reasonably (a) form the basis for any claim against any of the Companies not fully covered by insurance for liability on account of any express or implied warranty or tortuous omission or commission, or (b) result in material increase in insurance premiums of any of the Companies. Any individual life insurance policies on the life of either Natalee Stutzman or Phil Stutzman shall be assigned to Seller by the Companies prior to the Closing.

        2.30 CONSENTS. There are no consents of governmental and other regulatory agencies or authorities, foreign or domestic, required to be received by or on the part of the Companies and the Seller to enable the Companies or the Seller to enter into and carry out this Agreement in all material respects. All such requisite consents have been, or prior to the Closing will have been, obtained.

        2.31 INVESTMENT REPRESENTATIONS. In connection with this Agreement or any agreement or transaction contemplated hereby, Seller hereby represents and warrants to TSI as follows:

                (a) Seller has been offered, and up to the Closing Date and the time(s) of issuance of the TSI Stock shall be offered, the opportunity to ask questions of, and receive answers from, TSI and its Subsidiaries, and the Seller have been given full and complete access to all available information and data relating to the business and assets of TSI and its Subsidiaries, have obtained such additional information about TSI and its Subsidiaries which the Seller have deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to TSI and, except as set forth herein, have not relied on any representation, warranty or other statement concerning the Purchaser and its Subsidiaries in their evaluation of the decision to consummate the transactions contemplated herein. On the basis of the foregoing, Seller is familiar with the operations, business plans and financial condition of TSI.

                (b) Seller understands that he must bear the economic risk of the TSI Stock, if and when issued to Seller, for an indefinite period of time because, except as provided in this Agreement, (i) Seller understands that TSI proposes to issue and deliver the shares of TSI Stock issuable in accordance with this Agreement, without compliance with the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the securities law of any state, that for such purpose TSI will rely upon the representations, warranties, covenants and agreements contained herein, as well as any additional 0representations, warranties, covenants, agreements and certifications requested by TSI to be delivered by the Seller at such time(s) of issuance or reissuance of the TSI Stock; and that such noncompliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements are performed at and as of the time of issuance; (ii) Seller understands that, under existing rules of the SEC, there are substantial restrictions in the transferability of her shares of TSI Stock; her shares of TSI Stock may be transferred only if registered under the Securities Act or if an exemption from such registration is available; Seller may not be able to avail herself of the provisions of Rule 144 promulgated by the SEC under the Securities Act with respect to the transfer of such shares; (iii) except as set forth on SCHEDULE 1.2 attached hereto, the TSI Stock may not be sold, transferred, pledged, or otherwise disposed of without the consent of TSI and an opinion of counsel for or satisfactory to TSI that registration under the Securities Act or any applicable state securities laws is not required; and (iv) TSI neither has an obligation to register a sale of the TSI Stock held by Seller nor has it agreed to do so in the future, except as set forth in SECTION 6.12.

               (c) Seller is an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act in that Seller, as of the date of this Agreement, either (a) (either individually or jointly with Seller's spouse) has a net worth in excess of $1,000,000; or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with Seller's spouse in excess of $300,000 in each of those years, and reasonably expects reaching the same income level in the current year.

               (d) Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of TSI Stock and Seller's financial position is such that Seller can afford to retain her shares of TSI Stock for an indefinite period of time without realizing any direct or indirect cash return on Seller's investment.

                (e) Seller received this Agreement and first learned of the transactions contemplated hereby in Florida. Seller executed and will execute all documents contemplated hereby in _____________, and intends that the laws of Florida govern this transaction. Seller is a resident of _________.

               (f) Seller is acquiring her shares of TSI Stock for Seller's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act. Seller has no present plan, intention, commitment, binding agreement or arrangement to dispose of any shares or TSI Stock.

               (g) Seller understands that the certificates evidencing her shares of TSI Stock, when and if issued, will bear appropriate restrictive legends.

        2.32 INVENTORIES. The inventories (e.g. promotional items, gifts and brochures), if reflected on the Financial Statements, and the inventories held by each of the Companies on the date hereof, (i) do not include any items which are not usable in the ordinary course of business of such Company, and (ii) have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof). All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. None of the Companies is aware of any material adverse conditions affecting the supply of inventory available to each of the Companies, and, to the best knowledge of each of the Companies, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

        2.33 BROKERAGE. Except as set forth on SCHEDULE 2.33, none of the Companies nor the Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Companies or the Seller, or from the Purchaser or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Any fees, commissions or compensation of any such persons so employed shall be paid by the Seller.

        2.34 IMPROPER AND OTHER PAYMENTS. (a) None of the Companies, nor any director, officer, employee thereof, nor, to each of the Companies' knowledge, any agent or representative of the Companies nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate, (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of each of the Companies are believed by each of the Companies' management to be adequate to detect any of the foregoing under current circumstances.

        2.35 FINANCIAL CONDITION AT CLOSING. At and as of Closing, each of the Companies shall (i) have a minimum of $100,000 in cash on hand, (ii) have positive stockholders' equity, (iii) be current on all bills and payables according to standard trade terms, (iv) have all client deposits for future travel held by the applicable supplier or held by each of the Companies in a segregated cash or cash equivalent account (and such amount shall not be considered for purposes of clause (i) of this SECTION 2.35), all calculated and fairly presented in accordance with GAAP. Other than for a breach of this representation by the Seller, there shall be no adjustments with respect hereto after the Closing.

        2.36 DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Companies with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

        2.37 SIGNIFICANT SUPPLIERS; MATERIAL PLANS AND Commitments. Each of the Companies has delivered to TSI an accurate list (which is set forth on SCHEDULE 2.37) of (i) all significant suppliers, it being understood and agreed that a "significant supplier", for purposes of this SECTION 2.37, means a suppliers representing 5% or more of such Company's annual revenues as of the Balance Sheet Date and as of September 30, 1997. Except to the extent set forth on
SCHEDULE 2.37, none of the Companies' significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the knowledge of each of the Companies, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by any of the Companies. Each of the Companies has also indicated on SCHEDULE 2.37 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payments of more than $25,000 by any of the Companies.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Seller as follows:

        3.1 CORPORATE ORGANIZATION, ETC. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require it to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect on its business.

        3.2 AUTHORIZATION, ETC. The Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement by the parties hereto this Agreement shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

        3.3 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of the Purchaser, or any Regulation to which the Purchaser is subject, or any material Contract or Order to which the Purchaser or its properties are subject. The Purchaser will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        3.4 GOVERNMENTAL AUTHORITIES. The Purchaser has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement and the agreements and transactions contemplated hereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the agreements and transactions contemplated hereby.

        3.5 ISSUANCE OF TSI STOCK. The shares of TSI Stock that are required to be issued by TSI to the Seller, in accordance with the terms and subject to the conditions set forth in this

Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

        From the date hereof until the Closing, except as otherwise consented to or approved by the Purchaser in writing, each of the Companies covenants and agrees that it shall act, and the Seller shall cause each of the Companies so to act or refrain from acting where required hereinafter, to comply with the following:

        4.1    REGULAR COURSE OF BUSINESS.

               (a) each of the Companies shall operate its business diligently and in good faith and in the ordinary and usual course, consistent with past management practices; shall maintain all of its respective properties in good order and condition, shall maintain (except for expiration due to lapse of time) all leases and Contracts in effect without change except as expressly provided herein; shall comply with the provisions of all Regulations and Orders applicable to such Company and the conduct of its respective business; shall not cancel, release, waive or compromise any debt, Claim or right in its favor; shall not alter the rate or basis of compensation of any of its officers, directors, employees or consultants; shall maintain insurance and reinsurance coverage as in effect on the date hereof up to the Closing Date; and shall preserve the business of each of the Companies intact, and use its best efforts to keep available for each of the Companies and the Purchaser the services of the officers and employees of each of the Companies, and to preserve the good will of clients, suppliers and others having business relations with each of the Companies.

               (b) Without limiting the generality of the foregoing paragraph, each of the Companies shall not, from the date hereof until the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of TSI:

                (i) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it;

                (ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for distributions to shareholders, which (i) are consistent with past practice, (ii) do not cause such Company to fail to meet the financial conditions set forth in
        Section 2.35 and (iii) do not violate pooling of interests restrictions; or

                (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

         4.2 AMENDMENTS. Except as provided in SECTION 4.9 of this Agreement, no change or amendment shall be made in the articles of incorporation or by-laws of any of the Companies. None of the Companies shall merge with or into or consolidate with any other corporation or Person, acquire substantially all of the assets of any Person or change the character of its business.

        4.3 CAPITAL CHANGES; PLEDGES. Except as contemplated under this Agreement, none of the Companies shall issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock and none of the Companies shall pledge or otherwise encumber any shares of its capital stock.

        4.4 DIVIDENDS. None of the Companies shall declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall any of the Companies, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

        4.5 CAPITAL AND OTHER EXPENDITURES. None of the Companies shall make any capital expenditures, or commitments with respect thereto in excess of $10,000.

        4.6 CASH AND CASH EQUIVALENTS. Cash and cash equivalents shall be preserved, and expended, solely in the ordinary and usual course of business consistent with past practices.

        4.7 BORROWING; RELEASE OF GUARANTEE. None of the Companies shall incur, assume or guarantee any indebtedness, obligations or liabilities not reflected on the Financial Statements (or the balance sheets included therein) except in the ordinary course of business or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with the Purchaser. In addition, the Seller and the Companies shall use their best efforts to release Ship 'n Shore Cruises, Inc. from its guarantee of the mortgage with respect to such facility (the "RELEASE").

        4.8 OTHER COMMITMENTS. Except as set forth in this Agreement, incurred or transacted in the ordinary course of business, or permitted in writing by the Purchaser, none of the Companies shall enter into any transaction or make any commitment or incur any obligation (including entering into any real property leases).

        4.9 INTERIM FINANCIAL INFORMATION. To the extent prepared in the ordinary course of business, each of the Companies shall supply the Purchaser with unaudited financial statements (including, without limitation, balance sheets and statements of revenues and expenses) and information for each calendar month, promptly following the conclusion of such month, and as the Purchaser may otherwise reasonably request.

        4.10   FULL ACCESS AND DISCLOSURE.

               (a) Each of the Companies shall afford to the Purchaser and its counsel, accountants and other authorized representatives reasonable access during business hours to each of the Companies' facilities, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of each of the Companies, including financial audits; and the Seller shall cause each of the Companies' officers, employees and auditors to furnish on a timely basis such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to each of the Companies made by each of the Companies' independent auditors in connection with any examination of each of the Companies' Financial Statements and books and records.

               (b) From time to time prior to the Closing Date, each of the Companies shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

               (c) In connection with any "due diligence" examination performed by the Purchaser with respect to the business of each of the Companies, the Seller shall fully cooperate and the results of such "due diligence" examination shall be satisfactory to the Purchaser.

        4.11 CONFIDENTIALITY. Seller and each of the Companies shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Purchaser's prior consent, all written and oral information furnished or disclosed by or received from the Purchaser or its officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

        4.12 BREACH OF AGREEMENT. Neither Seller nor any of the Companies shall take any action which, if taken on or prior to the Closing Date, would constitute a breach of this Agreement.

        4.13 FULFILLMENT OF CONDITIONS PRECEDENT. Each of the Companies and the Seller shall use their best efforts to obtain at their expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

                                   ARTICLE V

                           COVENANTS OF THE PURCHASER

        The Purchaser hereby covenants and agrees with each of the Companies and the Seller that prior to the Closing or the termination of this Agreement:

        5.1 CONFIDENTIALITY. The Purchaser shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the Seller's prior consent, all information received by it from the Seller or the Companies' officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

        5.2    FULL ACCESS AND DISCLOSURE.

               (a) The Purchaser shall afford to each of the Companies and Seller, and their counsel, accountants and other authorized representatives an opportunity to make such reasonable investigations as they shall desire to make of the business of the Purchaser; and the Purchaser shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Seller shall from time to time reasonably request.

               (b) From time to time prior to the Closing Date, the Purchaser shall promptly supplement or amend information previously delivered to the Companies and/or the Seller with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

                                   ARTICLE VI

                                OTHER AGREEMENTS

        The parties hereto further agree, on or before the Closing Date, as follows:

        6.1 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. In furtherance and not in limitation of the preceding sentence, the parties hereto shall use their best efforts to cause the Closing to take place on or before November 30, 1997. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser (or the Companies, as appropriate), the title to any property or rights of Seller acquired or to be acquired by reason of, or as a result of, the acquisition, the Seller agrees to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Purchaser (or the Companies, as appropriate) and otherwise to carry out the purpose of this Agreement.

        6.2 POOLING ACCOUNTING; TAX MATTERS. Each of the parties hereto shall use its reasonable efforts to cause the transactions contemplated hereby to be accounted for as a pooling of interests and to qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code. Each of the parties hereto shall not, and shall use its reasonable efforts to cause its affiliates to not, take any action that would adversely affect the ability of TSI to account for the transactions contemplated hereby as a pooling of interests or to qualify as a reorganization under the provisions of Section 368 of the Code.

        6.3 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation of the nature specified in SECTIONS 7.2 or 8.2 is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

        6.4 CONSENTS. Without limiting the generality of SECTION 6.1, each of the parties hereto shall use their best efforts to obtain all permits, authorizations, consents and approvals of all Persons and governmental authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date. With respect to every material Contract of each of the Companies, even those Contracts for which a consent or approval is not required under the terms of such Contract, upon the execution and delivery of this Agreement, each party to each such Contract shall, after consultation with and coordination by TSI, be advised of the transaction contemplated hereby.

        6.5 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Seller nor any of the Companies through its directors, officers, employees, representatives, agents, advisors, accountants and attorneys shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Persons relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, each of the Companies, or otherwise facilitate any effort or attempt to do or seek any of the foregoing, and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Should any of the Companies or the Seller be contacted with respect to any offer, inquiry or proposal, the Companies and the Seller shall immediately advise the Purchaser in writing of the name, address and phone number of the contact and the nature of the inquiry.

        6.6 NO TERMINATION OF SELLER'S OBLIGATIONS BY SUBSEQUENT INCAPACITY, ETC. Seller specifically agrees that the obligations of Seller hereunder, including, without limitation, obligations pursuant to ARTICLE XI and SECTION
6.5 shall not be terminated by the death or incapacity of the Seller.

        6.7 EMPLOYMENT AGREEMENTS. Each of the Companies and the Seller shall, at or prior to the Closing, terminate any existing employment agreements between any of the Companies and Seller or Phil Stutzman and Seller and Phil Stutzman shall each enter into an Employment Agreement with TSI (or, at TSI's option, an affiliate or subsidiary of TSI) in the form of EXHIBIT 6.7 attached hereto (the "EMPLOYMENT AGREEMENTS").

        6.8 PUBLIC ANNOUNCEMENTS. Neither Seller nor the Companies nor any Affiliate, representative, employee or shareholder of any of such Persons, shall disclose any of the terms of this Agreement to any third party (other than the Purchaser's advisors and senior lending group and the Seller's advisors) without the other parties' prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements (except for any disclosures under or pursuant to Federal or State securities laws in connection with the registration of TSI's securities or otherwise) with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Purchaser. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

        6.9 DELIVERIES AFTER CLOSING. From time to time after the Closing, at the Purchaser's request and without expense to the Companies and without further consideration from the Purchaser or the Companies, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser, and to put the Purchaser in possession of, any rights or property to be sold, conveyed, transferred or delivered hereunder.

        6.10   NON-COMPETITION COVENANT.

               (a) As a material and valuable inducement for the Purchaser to enter into this Agreement, pay and deliver the Purchase Price consideration and consummate the transactions provided for herein, during the "RESTRICTED PERIOD" (as hereinafter defined), Seller agrees, unless otherwise permitted by TSI in writing, that she shall not, directly or indirectly, for herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any travel service business in direct competition with TSI or any subsidiary or Affiliate of TSI (collectively with TSI, the "TSI Entities" and each (including TSI), a "TSI Entity"), within the United States or within 100 miles of any other geographic area in which any TSI Entity conducts business, including any territory serviced by any TSI Entity (the "RESTRICTED Territory");

                (ii) solicit any person who is, at that time, or who has been within one (1) year prior to that time, an employee of any TSI Entity for the purpose or with the intent of enticing such employee away from or out of the employ of any TSI Entity;

                (iii) solicit any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer or supplier of any TSI Entity for the purpose of soliciting or selling products or services in direct competition with any TSI Entity within the Restricted Territory; or

                (iv) solicit any prospective acquisition candidate, on Seller's own behalf or on behalf of any competitor or potential competitor, which candidate was, to Seller's knowledge, either called upon by any TSI Entity or for which TSI made an acquisition analysis, for the purpose of acquiring such entity. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Seller from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                (b) As used in this Agreement, the term "RESTRICTED PERIOD" shall mean and include the longer of (x) a period of five (5) years, from the Closing to the fifth (5th) anniversary of the Closing, and (y) during such time as Seller is employed by any TSI Entity and for a period of two (2) years following the effective date of any termination of Seller's employment with any such TSI Entity (regardless of the cause, reason or justification of any such termination); PROVIDED, HOWEVER, should the period of restriction in the Employment Agreement be reduced due to a termination by the Purchaser without cause pursuant to Section 6(d) of the Employment Agreement, then the Restricted Period shall equal the period of restriction in the Employment Agreement so reduced.

               (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to TSI as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to TSI for which it would have no other adequate remedy, Seller agrees that in the event of breach by Seller of the foregoing covenant, TSI shall be entitled to specific performance of this provision and co- injunctive and other equitable relief, and that Seller will be responsible for the payment of court costs and reasonable attorneys' fees incurred by TSI in seeking enforcement of the covenants set forth in this SECTION 6.10.

               (d) It is agreed by the parties that the foregoing covenants in this SECTION 6.10 impose a reasonable restraint on the Seller in light of the activities and business of the TSI Entities on the date of the execution of this Agreement and the current plans of the TSI Entities; but it is also the intent of TSI and the Seller that such covenants be construed and enforced in accordance with the changing activities, business and locations of the TSI Entities, whether before or after the date of termination of the employment of Seller. For example, if, during the Restricted Period, a TSI Entity engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or its existing activities or business or the locations currently established therefor, then Seller will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then- established operating location(s) through the Restricted Period.

               (e) The covenants in this SECTION 6.10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

               (f) All of the covenants in this SECTION 6.10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Seller against TSI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TSI of such covenants. Further, this SECTION 6.10 shall survive the Closing and the termination of Seller's employment with a TSI Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of the Seller made in this SECTION 6.10 shall be effective, shall be computed by excluding from such computation any time during which the Seller is in violation of any provision of this SECTION 6.10.

        6.11   NON-DISCLOSURE; CONFIDENTIALITY.

        (a) CONFIDENTIAL INFORMATION. By virtue of Seller's employment, association or involvement with an TSI Entity, Seller may obtain confidential or proprietary information developed, or to be developed, by an TSI Entity. "Confidential Information" means all proprietary or business sensitive information, whether in oral, written, graphic, machine-readable or tangible form, and whether or not registered, and including all notes, plans, records, documents and other evidence thereof, including but not limited to all: patents, patent applications, copyrights, trademarks, trade names, service marks, service names, "know-how," customer lists, details of client or consulting contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, computer software or programs used or developed in whole or in part by any TSI Entity (including source or object codes), processes, procedures, formulas or improvements of any TSI Entity; algorithms; computer processing systems and techniques; price lists; customer lists; procedures; improvements, concepts and ideas; business plans and proposals; technical plans and proposals; research and development; budgets and projections; technical memoranda, research reports, designs and specifications; new product and service developments; comparative analyses of competitive products, services and operating procedures; and other information, data and documents now existing or later acquired by an TSI Entity, regardless of whether any of such information, data or documents qualify as a "trade secret" under applicable Federal or State law. "Confidential Information" shall not include
(a) any information which is in the public domain during the period of service by the Seller or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Seller in violation of this Agreement, and (b) any information not considered confidential information by similar enterprises operating in the travel service industry or otherwise in the ordinary course.

               (b) NON-DISCLOSURE. Seller agrees that, except as directed by Seller's TSI Entity employer, as required or otherwise contemplated under this Agreement or Seller's Employment Agreement or as otherwise required by law, he will not at any time (during the term of Seller's employment by an TSI Entity or at any time thereafter), except as may be expressly authorized by the TSI Entity in writing, disclose to any Person or use any Confidential Information whatsoever for any purpose whatsoever, or permit any Person whatsoever to examine and/or make copies of any reports or any documents or software (whether in written form or stored on magnetic, optical or other mass storage media) prepared by her or that come into her possession or under her control by reason of her employment by an TSI Entity or by reason of any consulting or software development services he has performed or may in the future perform for an TSI Entity which contain or are derived from Confidential Information. Seller further agrees that while employed at an TSI Entity, no Confidential Information shall be removed from the TSI Entity's business premises, without the prior written consent of such TSI Entity. In addition, each of the Companies and the Seller hereby acknowledges that it is aware of the restrictions imposed by federal securities laws on persons possessing material non-public information with respect to SEC reporting companies and agree that neither the Seller nor any Affiliates (including each of the Companies) will effect any transactions in the stock of TSI without compliance with such laws.

               (c) TSI GROUP PROPERTY. As used in this Agreement, the term "TSI GROUP PROPERTY" means all documents, papers, computer printouts and disks, records, customer or customer lists, files, manuals, supplies, computer hardware and software, equipment, inventory and other materials that have been created, used or obtained by any TSI Entity, or otherwise belonging to any TSI Entity, as well as any other materials containing Confidential Information as defined above. Seller recognizes and agrees that:

                (i) All the TSI Group Property shall be and remain the property of the TSI Entity to which such belongs;

                (ii) Seller will preserve, use and hold the TSI Group Property only for the benefit of TSI and its Affiliates and to carry out the business of the TSI Entity, TSI and its Affiliates; and

                (iii) When Seller's employment is terminated, Seller will immediately deliver and surrender to the TSI Entity all the TSI Group Property, including all copies, extracts or any other types of reproductions, which Seller has in her possession or control.

        6.12 REGISTRATION RIGHTS. TSI will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date but no later than March 1, 1998, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the TSI Stock (the "REGISTRATION STATEMENT") for resale by the Seller. TSI will use its reasonable best efforts to have the Registration Statement become effective and cause the TSI Stock to be registered for resale under the Securities Act and registered, qualified or exempted under the state securities laws of such jurisdictions as any Seller reasonably requests as soon as reasonably practicable following the Closing Date, provided, however, that TSI shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject. Seller agrees to use its best efforts to assist TSI in the preparation of historical financial statements of the Company in order to satisfy the requirements of the Securities and Exchange Commission with respect to the Shelf Registration Statement. TSI will bear the costs relating to the Shelf Registration Statement, other than selling commissions and expenses that may be incurred by Seller in connection with any sale of the TSI Stock. TSI undertakes to make all necessary filings to have the Shelf Registration Statement become and remain effective as provided for herein. TSI shall provide to Seller such copies of the Shelf Registration Statement and related documents as Seller shall reasonably request.

        6.13 AFFILIATES; POOLING AGREEMENTS. The Seller represents and warrants that attached as SCHEDULE 6.13 is a list of all persons who could in connection with the acquisition of each of the Companies by TSI be deemed to be "affiliates" of each of the Companies for purposes of Rule 145 under the Securities Act ("Rule 145") or applicable "pooling" accounting restrictions, and the Seller shall promptly notify TSI of any change in such list from time to time through the Closing Date. The Seller shall (and shall cause each person listed or required to be listed on SCHEDULE 6.13 to) deliver to TSI, at least 10 days prior to the Closing Date, a written "affiliate" agreement, in the form of
EXHIBIT 6.13 hereto, restricting the disposition by such affiliate of the TSI Stock to be received by such person pursuant hereto or in connection herewith, as contemplated by Rule 145 and as required to qualify the acquisition for pooling of interest accounting treatment and tax-free reorganization treatment under the Code. In furtherance thereof, the Seller and each of the Companies covenant and agree to (i) cause their auditors to be reasonably available and
(ii) execute and deliver any certificates or documents or instruments that the Purchaser's independent auditors reasonably deem necessary, so that the Purchaser's independent auditors could review or confirm any information necessary in order to satisfy itself that the transaction will qualify for pooling of interest accounting treatment and tax-free reorganization treatment under the Code.

        6.14 ADVICE OF CHANGES. The Seller, each of the Companies and the Purchaser shall promptly advise the other parties orally and in writing to the extent she or it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by she or it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
ARTICLE VII or VIII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Purchaser:

        7.1 REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of the Seller and the Companies contained in
ARTICLE II and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Seller or the Companies to the Purchaser, shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Seller or any of the Companies. The Seller and each of the Companies shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date. Each of the Seller and the president of each of the Companies shall have executed and delivered to the Purchaser a certificate, dated the Closing Date, certifying to the foregoing.

        7.2 NO INJUNCTION. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

        7.3 THIRD PARTY CONSENTS. The Purchaser, the Seller and each of the Companies shall have obtained all consents, approvals, waivers or other authorizations with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, such that the Contracts and leases listed in SCHEDULE 2.13 hereto shall remain in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Closing Date as such contracts and leases operated and were in effect before the Closing Date. With respect to the material Contracts of each of the Companies for which notice of the transaction had been, or should have been, delivered to the other party thereto pursuant to SECTION 6.4 hereof; (a) all such parties to such Contracts shall have been notified of the transactions contemplated hereby and (b) neither the Purchaser nor Seller or any of the Companies shall have received any notice of terminations or amendments of, or any indication from such party of their intent to terminate or amend, such contract, unless such amendment shall not adversely affect the Purchaser or the Seller.

        7.4 REGULATORY APPROVALS. The Federal and State regulatory agencies or authorities listed in SCHEDULE 7.4 hereto shall have approved the applications listed in such Schedule with respect to the change of control represented by the transactions contemplated by this Agreement, and such approval shall not impose financial obligations on the Purchaser that are objectionable to it.

        7.5 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change since the date of this Agreement. The Purchaser shall have received a certificate (which shall be addressed to the Purchaser), dated the Closing Date, of the president and chief financial officer of each of the Companies, certifying to the foregoing.

        7.6 ACCOUNTANTS' LETTER. TSI shall have received a letter from Arthur Andersen LLP and the Companies' auditors, in form and substance reasonably satisfactory to TSI, to the effect that, as of the Closing Date, accounting for the transaction as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the transaction is closed and consummated as contemplated by this Agreement.

        7.7 OPINION OF SELLER'S COUNSEL. The Purchaser shall have received an opinion of counsel to the Seller and each of the Companies (which will be addressed to the Purchaser), dated the Closing Date, in the form of EXHIBIT 7.7 hereto.

         7.8 EMPLOYMENT AGREEMENTS. Seller and Phil Stutzman shall have terminated their existing employment agreements with each of the Companies and shall have executed and delivered to the Purchaser Employment Agreements with TSI in the forms of EXHIBIT 6.7 attached hereto.

        7.9 DELIVERY OF EACH OF THE COMPANIES SHARE CERTIFICATES. The Seller and each of the Companies shall have executed and delivered this Agreement, or a counterpart hereof, and together shall have delivered at the Closing stock certificates representing all of the Company Shares, duly endorsed for transfer to the Purchaser, together with stock powers duly executed in blank.

        7.10 CREDITOR CONSENTS. The creditors set forth on SCHEDULE 7.10 hereto shall have agreed in writing with each of the Companies as to the amounts owed in order for such creditors to have been paid in full and to release all Liens in favor of such creditors. Each of the Companies shall have obtained from the creditors set forth on SCHEDULE 7.10 and shall provide to the Purchaser at Closing, such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by the Purchaser and its lenders.

        7.11 AFFILIATE AGREEMENTS. The Purchaser shall have received executed copies of all "affiliate" agreements required under SECTION 6.13 hereof, each of which shall be in substantially the form attached hereto as EXHIBIT 6.13.

        7.12 LEASE OF FACILITY. The Purchaser and the Seller shall have agreed upon the terms and conditions of a lease agreement with respect to the facility occupied by Ship'n Shore Cruises, Inc. and owned by Seller (the "FACILITY LEASE"), such Facility Lease to be based on fair market value rent payments and customary, arms-length terms and conditions. In addition, the Purchaser shall have received the Release.

        7.13 CERTIFICATE OF INSURANCE. The Purchaser shall have received from the Seller and the Companies a certificate of insurance, in full force and effect and reasonably satisfactory to the Purchaser, from National Interstate Insurance Agency evidencing the Companies' insurance coverage with respect to the buses owned by the Companies.

                                  ARTICLE VIII

          CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE COMPANIES

        Each and every obligation of the Seller and the Companies under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Seller and the Companies:

        8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. The representations and warranties of the Purchaser contained in ARTICLE III and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, provided by the Purchaser to the Seller or the Companies, shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality", "material adverse effect" or "material adverse change" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Purchaser. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An authorized officer of the Purchaser shall have delivered to the Seller and the Companies a certificate, dated the Closing Date, certifying to the foregoing and certifying that Purchaser is not aware of any breaches of a representation or warranty of the Seller or the Companies other than those breaches set forth on a schedule attached to such certificate which breaches shall be expressly waived by TSI.

        8.2 NO INJUNCTION. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

        8.3 PURCHASE CONSIDERATION. Seller shall have received the consideration (in the form of TSI Stock) required to be delivered at Closing and to which Seller is entitled pursuant to SECTION 1.1 hereof.

        8.4 EMPLOYMENT AGREEMENTS. TSI shall have executed and delivered to each of the Seller and Phil Stutzman an Employment Agreement between TSI and such person in the form of EXHIBIT 6.7 attached hereto.

        8.5 LOAN COMMITMENT. The Seller shall have received a binding commitment with respect to the making of a non-recourse loan to the Seller, subsequent to the Closing, in the principal amount of one million dollars which commitment shall not be subject to any material condition other than the delivery of the TSI Stock at the Closing pursuant to the terms of this Agreement.

                                   ARTICLE IX

                                     CLOSING

        9.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of ARTICLE X hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or before November 30, 1997, or on such other date which is mutually agreed upon in writing following the satisfaction or waiver of the conditions to closing set forth in ARTICLE VII and ARTICLE VIII hereof (the "CLOSING DATE").

        9.2    CLOSING DELIVERIES.  At the Closing,

               (a) the Seller and the Companies shall deliver or cause to be delivered to the Purchaser:

                        (i) a certificate or certificates evidencing all of the
                Company Shares, duly endorsed for transfer with all necessary transfer stamps affixed;

                        (ii) copies of all consents and approvals required by
                SECTIONS 7.3, 7.4 and 7.10 (including UCC termination statements, releases of mortgages or other releases of Liens);

                        (iii) the Opinion of Counsel required by SECTION 7.7;

                        (iv) the Officers' Certificates required by SECTIONS 7.1
                and 7.5;

                        (v) the Employment Agreements required by SECTION 7.8;

                        (vi) the Affiliate Letters required by SECTION 7.11;

                        (vii) the Facility Lease and the Release required by
                SECTION 7.12.

                        (viii) certificates, signed by the secretary of each of
                the Companies, as to the articles of incorporation and by-laws of each of the Companies, the resolutions adopted by the board of directors and shareholders of each of the Companies in connection with this Agreement, the incumbency of certain officers of each of the Companies and the jurisdictions in which each of the Companies is qualified to conduct business, in form acceptable to the Purchaser;

                        (ix) certificates issued by the appropriate governmental
                authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of each of the Companies as of a date not more than 10 days prior to the Closing Date, as a corporation organized under the laws of the state of such Company's state of incorporation and as a foreign corporation authorized to do business under the laws of the various jurisdictions where it is so qualified; and

                        (x) such other certified resolutions, documents and
                certificates as are required to be delivered by Seller or the Companies pursuant to the provisions of this Agreement.

               (b) The Purchaser shall deliver to the Seller and to the
        Companies:

                        (i) the consideration (in the form of TSI Stock)
                required to be paid or delivered to Seller at Closing in accordance with SECTION 1.1;

                        (ii) the Officers' Certificate required by SECTION 8.1;

                        (iii) the Employment Agreements required by SECTION 8.4;

                        (iv) the Facility Lease; and

                        (v) such other certified resolutions, documents and
                certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

        10.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

               (a) by mutual consent of the Purchaser, the Seller and each of the Companies;

               (b) by the Purchaser or all of the Seller and the Companies if this Agreement is not consummated on or before November 30, 1997; PROVIDED, HOWEVER, that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this SECTION 10.1(B), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law; or

               (c) by the Purchaser if as of the Closing Date (including any extensions) any of the conditions specified in ARTICLE VII hereof shall not have been satisfied or if any of the Companies or the Seller is otherwise in default under this Agreement; or

               (d) by the Seller if as of the Closing Date (including any extensions) any of the conditions specified ARTICLE VIII hereof shall not have been satisfied or if the Purchaser is otherwise in default under this Agreement.

        10.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to SECTION 10.1 hereof, and subject to the proviso contained in SECTION 10.1(B), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               (b) all information received by any party hereto with respect to the business of any other party or each of the Companies (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

               (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; PROVIDED, HOWEVER, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party if such breach or default arose from the fraud or willful misrepresentation of the breaching party.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

        11.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue until:

                (1) with respect to the representations and warranties in SECTIONS 2.22 (tax matters) and 2.24 (ERISA matters) and 2.26 (environmental matters), until sixty (60) days following the expiration of the applicable statute of limitations;

                (2) with respect to the representations and warranties in SECTIONS 2.3 (capitalization), 2.5 (title to the Company Shares) and 2.6 (options and rights on capital stock), these representations shall survive and continue forever and without limitation; and

                (3) with respect to all other representations and warranties, the date upon which TSI receives from its outside auditors the audited financial statements for TSI's fiscal year ending December 31, 1998 (the "1998 AUDIT DATE"), except for representations, warranties and indemnities for which an indemnification Claim shall be pending as of the 1998 Audit Date, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

        11.2 INDEMNIFICATION BY THE SELLER. Subject to this ARTICLE XI, the Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller and each of the Companies, jointly and severally, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

               (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller or any of the Companies under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Seller or any of the Companies hereunder;

               (b) Any and all liabilities of the Companies of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the balance sheet for the nine months ended September 30, 1997 included in the Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation:

                (i) All Tax liabilities of the Companies, together with any interest or penalties thereon or related thereto, through the Closing Date and any Tax liability of the Companies arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Companies payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                (ii) All environmental liabilities relating to any of the Companies' properties, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, through the Closing Date, but excluding any amount for which there is an adequate accrual and reserve on the balance sheet for the nine months ended September 30, 1997 included in the Financial Statements; and

               (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

               (d) All other Claims of the Purchaser shall be resolved in accordance with SECTION 11.4.

        11.3 INDEMNIFICATION BY THE PURCHASER. Subject to this ARTICLE XI, the Seller and her heirs, assigns, representatives and agents shall be indemnified and held harmless by the Purchaser, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Purchaser hereunder.

        11.4 THIRD-PARTY CLAIMS. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this ARTICLE XI, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses

(including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this ARTICLE XI.

        Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject to the prior written approval of the indemnitee, which approval shall not be unreasonably withheld.

        An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this
SECTION 11.4 from employing, counsel in the defense of such action or Claim, or
(c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        12.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by each of the Companies, the Purchaser and the Seller.

        12.2 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

        12.3   CERTAIN DEFINITIONS.

               "AFFILIATE" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

               "AUTHORITY" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

               "CLAIM" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

               "CONTRACT" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

               "ENVIRONMENTAL LAW" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

                "ENVIRONMENTAL PERMIT" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

               "GAAP" means generally accepted accounting principles, applied on a consistent basis.

               "LIEN" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

               "MATERIAL ADVERSE CHANGE" means any development or change which has, had or would have a Material Adverse Effect.

               "MATERIAL ADVERSE EFFECT" means any circumstances, state of facts or matters which has, or might reasonably be expected to have, a material adverse effect in respect of TSI's or the Companies' (as the case may be) business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

               "ORDER" means any decree, consent decree, judgment, award, order, injunction, rule, consent of or by an Authority.

               "PERSON" means any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, Authority or natural person.

               "PROPRIETARY RIGHTS" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

               "REGULATION" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

               "SUBSIDIARY" means any Person which the Purchaser or each of the Companies, as the case may be, owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

        12.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, two (2) business days after being mailed, first class certified mail with postage paid, or by overnight receipted courier service:

        (a)    If to the Seller or the Companies, to:

                      Ship 'n Shore Cruise, Inc.
                      SNS Coachline, Inc.
                      Cruise Time, Inc.
                      Cruise Mart, Inc.
                      SNS Travel Marketing, Inc.
                      c/o Ship 'n Shore Cruise, Inc.
                      3650 South McCall Road
                      Englewood, Florida 34224
                      Attention:  Phil Stutzman and Natalee Stutzman

               with a copy to:

                      Mr. Russell J. D'Alba, CPA
                      D'Alba & Donovan
                      333 International Drive
                      Williamsville, New York 14221
               and a further copy to:

                      Mel Lamelas, Esq.
                      44 W. Flagler Street
                      Suite 1600
                      Miami, Florida 33130

or to such other person or address as the Seller or each of the Companies shall furnish by notice to the Purchaser in writing.

                (b)   If to the Purchaser to:

                      Travel Services International, Inc.
                      220 Congress Park Drive
                      Delray Beach, Florida 33445
                      Attention: Michael J. Moriarty
                      President and Chief Operating Officer

                with a copy to:

                      Travel Services International, Inc.
                      220 Congress Park Drive
                      Delray Beach, Florida 33445
                      Attention: Suzanne B. Bell, Esq.
                      Senior Vice President and General Counsel

                with a further copy to:

                      Greenberg Traurig Hoffman
                         Lipoff Rosen & Quentel, P.A.
                      515 E. Las Olas Boulevard, Suite 1500
                      Fort Lauderdale, Florida  33301
                      Attn:  Daniel H. Aronson, Esq.

or to such other person or address as the Purchaser shall furnish by notice to Seller in writing.

        12.5 EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this Agreement to which such disclosure relates, except where, and to the extent that, there is an explicit cross- reference in such Schedule to another Schedule.

        12.6 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

        12.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any wholly- owned Subsidiary, and may grant Liens or security interests in respect of its rights and interests hereunder, without the prior approval of the Seller.

        12.8 GOVERNING LAW. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

        12.9 CONSENT TO JURISDICTION; SERVICE OF PROCESS. Each of the Companies and the Seller hereby irrevocably submit to the jurisdiction of the state or federal courts located in Palm Beach County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

        12.10 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         12.11 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

        12.12 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

        12.13 CONSTRUCTION. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        12.14 DEALINGS IN GOOD FAITH; BEST EFFORTS. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are reasonably necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

        12.15 BINDING EFFECT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

        12.16 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        12.17 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.18 EXPENSES. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses, including the costs of Purchaser's due diligence and the preparation of GAAP financial statements, which shall be paid by Purchaser.

         12.19 ATTORNEYS' FEES. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

        12.20 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                     * * * *

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                    PURCHASER:

                                    TRAVEL SERVICES INTERNATIONAL, INC.:

                                    By: /s/ MICHAEL J. MORIARTY
                                        ---------------------------------------
                                        Name:   Michael J. Moriarty
                                        Title:  President and Chief
                                                Operating Officer



                                    SELLER:

                                    /s/ NATALEE STUTZMAN
                                    -------------------------------------------
                                                NATALEE STUTZMAN



                                     THE COMPANIES:


                                     SHIP 'N SHORE CRUISES, INC.


                                     By: /s/ NATALEE STUTZMAN
                                        --------------------------------------
                                        Name:   Natalee Stutzman
                                        Title:  President



                                     SNS COACHLINE, INC.


                                     By: /s/ NATALEE STUTZMAN
                                        --------------------------------------
                                        Name:   Natalee Stutzman
                                        Title:  President

                                     CRUISE TIME, INC.


                                     By: /s/ NATALEE STUTZMAN
                                        --------------------------------------
                                        Name:   Natalee Stutzman
                                        Title:  President


                                     CRUISE MART, INC.


                                     By: /s/ NATALEE STUTZMAN
                                        --------------------------------------
                                        Name:   Natalee Stutzman
                                        Title:  President


                                     SNS TRAVEL MARKETING, INC.


                                     By: /s/ NATALEE STUTZMAN
                                        --------------------------------------
                                        Name:   Natalee Stutzman
                                        Title:  President